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                                                                    Exhibit 10.9

                                                                  CONFORMED COPY


                    TECHNOLOGY SHARING AND LICENSE AGREEMENT

         TECHNOLOGY SHARING AND LICENSE AGREEMENT (hereinafter the "AGREEMENT") dated as of July 15, 1999, by and between MTV Networks ("MTVN") and InfoWorks ("INFOWORKS") each a division of Viacom International Inc., a Delaware corporation ("VIACOM"), MTVN Online Inc., a subsidiary of Viacom ("MTVNO") (MTVN, InfoWorks and MTVNO being collectively referred to herein as the "LICENSOR"), on the one hand, and MTVN Online Partner I LLC, a Delaware limited liability company ("VLLC") (the "LICENSEE") on the other.

         This Agreement is delivered pursuant to the terms of the Organization Agreement, of even date herewith (the "ORGANIZATION AGREEMENT"), among Liberty Media Corporation, a Delaware corporation ("LIBERTY"), TCI Music, Inc., a Delaware corporation ("TUNE"), MTVN, VLLC, MTVN Online Inc., a Delaware corporation, Imagine Radio, Inc., a Delaware corporation ("IMAGINE"), SonicNet, Inc., a Delaware corporation ("SONICNET"), The Box Worldwide Inc., a Florida corporation ("BOX"), VJN LPTV Corp., a Delaware corporation, and MTVN Online L.P., a Delaware limited partnership (the "PARTNERSHIP").

         WHEREAS, the parties desire that Licensor grant to Licensee certain rights with respect to the Licensed Products and Third Party Products (as such terms are defined below) necessary for the operation of the Business (as defined below) upon the terms and conditions set forth herein; and

         WHEREAS, immediately after the execution of this Agreement, Licensee shall assign to the Partnership all of Licensee's rights and obligations under this Agreement other than its payment obligations under Section 2 (C) hereof;

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                         SECTION 1. CERTAIN DEFINITIONS

         "AFFILIATE" shall have the meaning set forth in the Organization Agreement.

         "BUSINESS" shall have the meaning set forth in the Partnership Agreement, as of the date of this Agreement.

         "BUSINESS DAY" shall have the meaning set forth in the Partnership Agreement.

         "APPLICATIONS PROGRAMMING INTERFACE" or "API" means the specifications of a Licensed Product which define the external programming requirements necessary to interface between that Licensed Product and other Object Code.
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         "CODE" shall mean Object Code and Source Code.

         "CONTRIBUTED BUSINESS" shall mean the business contributed on the date hereof directly or indirectly by Viacom and its Affiliates to the Partnership.

         "DERIVATIVE WORKS" shall mean all "derivative works" and "compilations" within the meanings of such terms as defined in the U.S. Copyright Act (17 U.S.C. Section 101 et seq.).

         "DOCUMENTATION" (including its correlative "DOCUMENT") means the current version of all available manuals and other materials in written or machine-readable form that are owned as of the date hereof by Licensor, relating to the methods of use or operation by end users and operators of the Object Code of the Licensed Products.

         "EXCLUDED PRODUCT" shall mean any technology, product or service which is not owned exclusively by Licensor unless Licensor has the right to sublicense such technology, product or service to a third party without the payment of any fees or expenses.

         "INTELLECTUAL PROPERTY" shall have the meaning set forth in the Organization Agreement.

         "LICENSED PRODUCTS" means all Subject Products delivered by Licensor to Licensee during the period specified in Section 3.

         "LICENSEE SERVICES" means the services conducted by Licensee exclusively in the operation of the Business.

         "LICENSOR PROPRIETARY OBJECT CODE" means all Object Code which Licensor owns.

         "MANAGEMENT COMMITTEE" shall have the meaning as set forth in the Partnership Agreement.

         "NEWCO STOCKHOLDERS AGREEMENT" shall have the meaning set forth in the Parent Agreement.

         "OBJECT CODE" shall mean (i) machine executable programming instructions, substantially in binary form, which are intended to be directly executable by a processor after suitable processing and linking but without the intervening steps of compilation or assembly, or (ii) other executable code (e.g., "byte code" and other intermediate code forms in connection with interpretive languages).

         "PARENT AGREEMENT" shall mean the Parent Agreement and Guaranty of even date herewith among TCI Music, MTVN, Liberty, Box, SonicNet and the Partnership.

         "PARTNERSHIP AGREEMENT" shall mean the Agreement of Limited Partnership of even date herewith among Licensee, Imagine, SonicNet and Box.

         "REORGANIZATION" shall have the meaning set forth in the Parent Agreement.
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         "PERSON" shall have the meaning set forth in the Organization
         Agreement.

         "REPRESENTATIVE" shall have the meaning as set forth in the Partnership Agreement.

         "SOURCE CODE" shall mean the human readable form of Code in which programs have been written and related technical documentation, including comments internal to such Code and descriptions external to such Code that are useful for understanding and maintaining said programs (for example, logic manuals, flow charts and principles of operation).

         "SUBJECT PRODUCTS" means all Licensor Proprietary Object Code heretofore used in connection with the Contributed Business that is:

                  (a) necessary and/or appropriate for use in launching and operating Licensee Services;

                  (b) embodied in development tools that were used to develop, create, and enhance Licensed Products for use in connection with Contributed Business; or

                  (c) an upgrade, enhancement, or modification to a Third Party Product created by Licensor, and for which Licensor has received all necessary rights to license to Licensee as set forth in this Agreement.

         Subject Products exclude: (i) Excluded Product; (ii) all development tools, regardless of the creator, except those set forth in subsection
         (b) above and (iii) Third Party Products or upgrades, enhancements, or modifications to same, except those set forth in subsection (c) above.

         "SUBSIDIARY" shall have the meaning set forth in the Partnership Agreement.

         "THIRD PARTY PRODUCTS" refers to computer software products and related documentation licensed by Licensor from third parties, used by Licensor as of the date hereof in connection with the Contributed Business and available for use by Licensee under the terms of applicable license agreements, which are necessary or appropriate for use in launching and operating Licensee Services, including software products and related documentation readily available in the marketplace pursuant to a "shrink-wrap" license or similar form license agreement. For the avoidance of doubt, the term "Third Party Products" shall not include Licensed Products.

         "TUNE STOCKHOLDER GROUP" shall have the meaning as set forth in the Partnership Agreement.

         Any capitalized term which is not specifically defined herein shall have the meaning given to that term in the Organization Agreement.
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                        SECTION 2. LICENSE GRANTS AND FEE

         A. Licensed Products. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee on a quitclaim basis for the Term, a non-exclusive, non-transferable (except as set forth in this Agreement) license to use the Licensed Products, as they exist as of the date hereof, only for the internal purposes of Licensee and its wholly-owned Subsidiaries (which purposes shall include operating servers accessed by end users of the Licensed Services) in the operation of the Business.

         B. Third Party Products. Subject to the terms and conditions of this Agreement, and subject to the payment of applicable third-party royalties or fees, if any, for which Licensee shall be exclusively responsible, Licensor hereby grants to Licensee the same license rights in respect of Third Party Products, as they exist as of the date hereof (to the extent that Licensor is legally entitled to sublicense or extend such rights to Licensee as of the date hereof), as Licensor has granted to Licensee in respect of the Licensed Products under
                  Section 2 (A) above. Licensee acknowledges and agrees that, with respect to some Third Party Products, the grant to Licensee of the rights specified in this Section 2 (B) may require the consent of the owners of such Third Party Products, and that such grant shall not be effective until such consent has been obtained. Licensee agrees to comply with all license and legal requirements that are applicable to it with respect to Licensee's use of the Third Party Products.

         C. License Fee. During the Term of this Agreement, Licensee shall pay to Licensor a license fee of $10,000 per year which amount shall be payable on the first business day following the end of each such year.

         D. Documentation. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee on a quitclaim basis for the Term, a non-exclusive, non-transferable (except as expressly provided herein) right to:

                  (i) use, translate into foreign languages, display, reproduce and distribute internally only in connection with its use of the Licensed Products as permitted hereunder any Documentation, as it exists as of the date hereof, relating to the Licensed Products; and

                  (ii) upon receipt of prior written approval from Licensor, which approval shall not be unreasonably withheld or delayed (but may be conditioned upon provision of appropriate nondisclosure undertakings), furnish to providers of services to Licensee a copy of such Documentation.

         E. APIs. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee on a quitclaim basis for the Term, a non-exclusive, non-transferable (except as expressly provided herein) right to use and make copies of the Application Programming Interfaces, as they exist as of the date hereof, for the
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                  sole purpose of developing software products for use only for the internal purposes of Licensee (which purposes shall include developing server software accessed by end users of the Licensed Services) in the operation of the Business that access, and/or interface with, such Application Programming Interfaces.

         F. Source Code Availability; Adaptation. Subject to the terms and conditions of this Agreement:

                  (i) the licenses granted pursuant to Section 2 (A), (B) and
                  (E) include the right for Licensee to receive, use or make copies of the Source Code for the Licensed Products and, to the extent permitted under applicable agreements, the Third Party Products.

                  (ii) The licenses granted pursuant to Sections 2 (A), (B), (D) and (E) include the right for Licensee to adapt, alter, modify, translate or otherwise create Derivative Works of the Licensed Products, the Documentation, and, to such extent as may be permitted under applicable agreements, the Third Party Products, each such Derivative Work to be subject to all restrictions, limitations and conditions of this Agreement which are applicable to the item from which such Derivative Work was prepared.


                        SECTION 3. SELECTION AND DELIVERY

         From time to time during the Term, Licensor shall make available to Licensee reasonable access to the Subject Products. If Licensee is interested in any Subject Product, then during such period Licensee shall request such Subject Product in writing in reasonable detail from Licensor, and Licensor shall deliver the Subject Product for use hereunder. Once a Subject Product has been delivered to Licensee, then such Subject Product shall become a Licensed Product. Licensor disclaims any obligations of maintenance or support with respect to the Licensed Products and the Third-Party Products. To the extent permitted by applicable agreements, Licensee may obtain maintenance and support for the Third Party Products from the respective vendors thereof, at Licensee's expense.


                        SECTION 4. INTELLECTUAL PROPERTY

         A. Licensed Products Exclusive Property of Licensor. Licensee recognizes and acknowledges Licensor's exclusive ownership and title to the Licensed Products and Documentation and all Intellectual Property therein. For all purposes of the relationship between Licensor and Licensee created hereunder, Licensor shall be deemed to be the sole and exclusive owner thereof, subject only to the specific nonexclusive, terminable rights granted to Licensee hereunder. Nothing contained in this Agreement shall be construed to confer upon Licensee or to vest in Licensee any right of ownership in the Licensed Products or Documentation or to any Intellectual Property of Licensor, and Licensee shall not, directly or indirectly, register or cause to be registered, in any country or with any governmental
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                  authority any Intellectual Property Right in any subject
                  matter consisting of or substantially similar to any of the Licensed Products or Documentation. Licensee agrees that all goodwill resulting from the use by it of the Licensed Products or Documentation and Intellectual Property therein shall inure solely to the benefit of Licensor.

         B. No Challenge. During the Term and thereafter, Licensee will not, and will not assist any Person to: (i) challenge the validity or Licensor's ownership of the Licensed Products or Documentation or Licensor's Intellectual Property therein;
                  (ii) contest the fact that Licensee's rights under this Agreement are solely those of a licensee and terminate upon termination or expiration of this Agreement; and (iii) represent in any manner that it has any right in or to the Licensed Products or Documentation in any manner except as set forth in this Agreement.

         C. Licensee Developments. Title to all Derivative Works based on the Licensed Products or Documentation which have been created solely by or for Licensee, shall be the property of Licensee, subject to Licensor's ownership rights in all preexisting materials included therein.

         D. Proprietary Notices. Licensee agrees not to obfuscate, remove or alter any of the patent, copyright, trademark, trade secret, proprietary and other legal notices contained, in or displayed by the use of, the Licensed Products, Documentation or Third Party Products. Licensee further agrees to produce, in each copy of the Licensed Products, Documentation or Third Party Products that is made by Licensee, such patent, copyright, trademark, trade secret, proprietary and other legal notices that are properly included in the Licensed Products, Documentation or Third Party Products, as provided by Licensor to Licensee.

         E. Compliance with Encryption and Export/Import Laws. Licensee shall comply, and Licensee shall require all third parties permitted access to Licensed Products, Documentation or Third Party Products hereunder to comply, with all of then-current applicable laws, rules and regulations of the United States (and any other countries having jurisdiction) relating to the use of encryption technology and the import and export of technology, software and technical data, including, but not limited to, any regulations of the United States Office of Export Administration, to the extent permitted by applicable law in the applicable jurisdiction, and of any other applicable governmental authority, and shall not export or re-export any technology, software, technical data or the direct product of such technology, software and technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.
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                                 SECTION 5. TERM

         The Term of this Agreement shall commence on the date hereof, and unless earlier terminated pursuant to Section 6 hereof, terminate on the fiftieth anniversary of the date hereof.


                             SECTION 6. TERMINATION

         A. Automatic Termination. This Agreement shall terminate automatically in the event of any insolvency of Licensee, or upon the appointment of any receiver, administrator, liquidator, or trustee to take possession of the properties of Licensee or upon the winding-up, sale, consolidation, merger or any sequestration by governmental authority of Licensee.

         B. Partial Termination. Licensor shall have the right to terminate this Agreement as to any Licensed Product, Third Party Product or item of Documentation under the circumstances set forth in Section 8 (A), upon written notice to Licensee.

         C. Termination for Breach. Licensor shall have the right to terminate this Agreement, upon thirty days notice to Licensee, in the event (a) of the breach of any material provision hereof by Licensee which has remained uncured for thirty (30) days following notice of such breach from Licensor or (b) the Business is completely discontinued; provided, however, that if any such event shall occur and remain uncured after such initial 30 day cure period, then, if at the time of such breach, Licensor owned a majority of outstanding equity ownership of Licensee and at such time the Tune Stockholder Group met the Tune Minimum Condition (as defined in the Partnership Agreement) then, Licensor shall give further written notice thereof to the Tune Stockholder Group and Licensee, and Tune shall in accordance with the provisions of the Partnership Agreement have an additional period of thirty
                  (30) days to effect such cure and Licensor shall not be entitled to terminate this Agreement until the conclusion of such additional 30 day cure period.

         D.       Effect of Termination.

                  (i) Termination of Rights. Upon expiration or termination of this Agreement for any reason, Licensee's right to use the Licensed Products, the Documentation and the Third Party Products will terminate immediately, and this Agreement shall cease, except that all obligations of the parties under this Agreement which accrue or are due with respect to periods prior to, or as of, such termination or expiration, and all obligations which expressly survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

                  (ii) Use of Licensed Products. Upon expiration or termination of this Agreement for any reason, Licensee shall discontinue immediately all use of the
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                                                                               8


                  Licensed Products, the Documentation and the Third Party Products, cooperate with Licensor and any of its appointed agents to inform the appropriate authorities of such termination and destroy all materials that contain, refer to or relate to the Licensed Products, the Documentation and the Third Party Products, whether provided to Licensee by Licensor or created or developed by Licensee or by any third party, or shall certify the destruction of all such materials, except to the extent that such materials constitute Licensee Developments as defined in Section 4 (C) above. All rights in the Licensed Products and the Documentation shall remain the property of Licensor upon expiration or termination.


                SECTION 7. REPRESENTATIONS WARRANTIES; DISCLAIMER

         A. Licensor's Representations and Warranties. Licensor represents and warrants that to the best of Licensor's knowledge, Licensor has the right to grant the rights to the Licensed Products, the Documentation and the Third Party Products which are granted to Licensee herein. EXCEPT AS STATED IN THE PRECEDING SENTENCE, THE LICENSED PRODUCTS, DOCUMENTATION AND THIRD PARTY PRODUCTS ARE PROVIDED TO LICENSEE "AS IS," AND LICENSOR MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, WHETHER THE LICENSED PRODUCTS WILL FUNCTION IN ACCORDANCE WITH THE DOCUMENTATION OR ANY RESULTS OBTAINABLE FROM THE USE OF ANY TECHNOLOGY LICENSED TO LICENSEE UNDER THIS AGREEMENT, AND DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OF THIRD-PARTY INTELLECTUAL PROPERTY.

         B. Licensee's Representations and Warranties. Licensee represents and warrants that:

                  (i) Licensee is a limited liability company duly formed, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and its businesses as currently being conducted.

                  (ii) Licensee has the requisite power and authority to enter into and perform this Agreement; the execution, delivery and performance by Licensee of this Agreement have been duly authorized by all required action on its part and, if required, by its sole member, and this Agreement has been duly executed and delivered by it.

                  (iii) This Agreement is a legal, valid and binding obligation of Licensee enforceable against Licensee in accordance with its terms.
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                  (iv) Licensee shall not make any direct or indirect use of the
                  Licensed Products, Documentation or Third Party Products other than as permitted in this Agreement.

         C. No Right to Extend Warranties. LICENSEE IS NOT AUTHORIZED TO, AND SHALL NOT MAKE ANY WARRANTY ON BEHALF OF LICENSOR, EXPRESS OR IMPLIED, TO ANY PERSON CONCERNING THE APPLICATION OF OR THE RESULTS TO BE OBTAINED WITH THE TECHNOLOGY LICENSED TO LICENSEE UNDER THIS AGREEMENT.


                             SECTION 8. INFRINGEMENT

         A. Prevention of Infringement of Third-Party Rights. In the event that the use of any Licensed Product, Documentation or Third Party Product results, or in Licensor's reasonable opinion is likely to result, in an infringement or violation of any third party's Intellectual Property, or a breach of any license obligation of Licensor with respect to a Third Party Product, Licensor, at its option, may (i) modify the item in question so that it avoids any such infringement, (ii) replace the item in question with an alternative item that avoids such infringement, violation or breach, or (iii) request return of the item in question and terminate the license granted herein with respect thereto, provided, however, that Licensor shall not be obligated to make any expenditure in connection with any of the foregoing, and shall in no event have any liability for any claim of intellectual property infringement or trade secret misappropriation arising out of Licensee's use of the Licensed Products, Documentation or Third Party Products hereunder, or for any claim by Licensee for impairment or loss of use of the item in question due to any such modification, replacement or termination.

         B. Infringement by Third Parties. Licensee shall promptly notify Licensor of any infringement of Intellectual Property in the Licensed Products or Documentation that come to Licensee's attention. In addition, Licensee undertakes to use its reasonable best efforts to assist and cooperate with Licensor in the prosecution of any lawsuits, legal actions or other proceedings which, in the opinion of Licensor, are necessary or advisable to protect the Licensed Products or the Documentation, including, at Licensor's request and expense, participating in such proceedings as a party; provided, however, that Licensee shall not be required to incur or pay any costs or expenses (other than de minimis amounts) occasioned by such assistance or cooperation, and shall be reimbursed by Licensee for any such expenditures Licensee does make. The right to protect the Licensed Products and the Documentation, as well as the right to determine in all respects the manner of protection, shall at all times rest exclusively with Licensor.

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                           SECTION 9. INDEMNIFICATION

         A. Indemnity by Licensee. Licensee hereby indemnifies Licensor and its officers, directors, shareholders, employees and agents of any of the foregoing against all liability, loss, damage, cost, claim or expense, including reasonable attorney's fees, incurred by any such Person by reason of Licensee's use of the Licensed Products, the Documentation or the Third Party Products (to the extent that such liability proximately results from the wrongful conduct of Licensee), or otherwise incurred in the operation of the Business, or by reason of any breach or untruth of Licensee's representations and warranties contained herein or any failure by Licensee to perform any agreement or covenant on its part contained in this Agreement.

         B. Indemnity by Licensor. Licensor hereby indemnifies Licensee and its officers, directors, shareholders, employees and agents of any of the foregoing against all liability, loss, damage, cost, claim or expense, including reasonable attorney's fees, incurred by any such Person by reason of any breach or untruth of Licensor's representations and warranties contained herein or any failure by Licensor to perform any agreement or covenant on its part contained in this Agreement.

         C. Notice of Claim. Whenever any claim shall arise for indemnification under this Section 9, the party seeking indemnification hereunder for a claim (the "Indemnitee") shall notify the party to provide such indemnification (the "Indemnitor") of the claim and, when known, the facts constituting the basis for such claim, and shall cooperate fully in the defense, settlement or compromise of such claim. The Indemnitee shall have the sole right to select counsel for the defense of such claim and to control the defense, settlement or compromise of such claim, as long as, with respect to a settlement or compromise, such settlement or compromise involves only the payment of money for which the Indemnitee is fully indemnified and includes a full unconditional release of the Indemnitee from all related liability; provided that if, in the reasonable opinion of counsel to Indemnitee, there is a conflict or potential conflict of interest between the Indemnitor, on the one hand, and the Indemnitee, on the other hand, the Indemnitee shall be entitled to direct the defense thereof, but only with respect to such matters so in conflict, and any settlement or compromise of such matters shall be subject to the prior written consent of the Indemnitor (which shall not be unreasonably withheld). The Indemnitor shall have the right to participate in (but not control) the defense of any such claim, with its counsel and at its own expense. Notwithstanding any and all of the foregoing, to the extent that any claim arises out of or is related to the Licensed Products or Documentation or any use of thereof, Licensor shall have the sole right to select counsel for the defense of such claim and to control the defense, settlement or compromise of such claim.

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                         SECTION 10. GENERAL PROVISIONS

         A. Headings. The headings of the Sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.

         B. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any of its conflicts of law provisions.

         C. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

         D. Amendments. This Agreement may be modified or amended only by a written amendment signed by each party hereto.

         E. Counterparts. This Agreement may be executed in one or more counterparts (and all signatures need not be on any one such counterpart), with all such counterparts together constituting one and the same instrument.

         F. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreement and understandings, whether written or oral, with respect to the subject matter hereof, including the letter agreement dated May 19, 1999 among Viacom, Liberty, and TCI Music.

         G. No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         H. Consents and Approvals; Waivers; Remedies. All consents and approvals which may be given under this Agreement shall, as a condition of their effectiveness, be in writing. The granting by a party hereto of any consent to or approval of any act requiring consent or approval under the terms of this Agreement, or the failure on the part of a party to object to any such action taken without the required consent or approval, shall not be deemed a waiver by the party whose consent was required of its right to require such consent or approval for any other act. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if

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                  in a writing signed by the party or parties against which such waiver is to be asserted and only in the specific instance and for the specific purpose for which given. Except as otherwise provided herein, no failure or delay of any party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

         I. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party hereto except that immediately after the execution of this Agreement as part of Licensee's initial contribution to the Partnership, Licensee shall assign all of its rights and obligations hereunder (other than its obligation under Section 2 (C)) to the Partnership and the Partnership shall accept and assume the same in accordance with the terms of the VLLC Contribution, Assignment and Assumption Agreement dated as of the date hereof between Licensee and the Partnership, whereupon the Partnership shall be substituted for Licensee in all respects (other than Section 2 (C)) as fully as if it had been an original party hereto. Upon such assignment and assumption, Licensee shall be released from all of its obligations hereunder other than under Section 2 (C). In connection with the Reorganization, the Partnership shall assign all of its rights and obligations hereunder to the corporate successor to all or substantially all of the Partnership's assets pursuant to an assignment and assumption agreement in form and substance reasonably satisfactory to Licensor and such corporate successor shall accept and assume the same. Upon such assignment and assumption, the Partnership shall be released from all of its obligations hereunder.

         J. Confidentiality. Licensee and its wholly-owned Subsidiaries shall, and shall use their reasonable best efforts to cause their respective officers, directors, employees, attorneys, accountants, contractors and agents (collectively, "AGENTS") to, keep secret and retain in strictest confidence any and all Confidential Information; shall not disclose such Confidential Information, and shall use their reasonable best efforts to cause their respective Agents not to disclose such Confidential Information, to any Person other than employees and Agents of Licensee and said wholly-owned Subsidiaries who need to know such information in connection with activities licensed under this Agreement, except (i) for such disclosures as may be required by law or legal process, disclosures to Licensee's counsel, or disclosures pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of Licensee or such wholly-owned Subsidiaries are listed or traded (in which event Licensee shall so notify Licensor as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information); (ii) as may be necessary to establish or enforce its rights hereunder; or
                  (iii) with the prior
                  written consent of Licensor; and shall not use such Confidential Information, and shall use its reasonable best efforts to cause their respective Agents not to use such Confidential Information, other than in connection with activities licensed hereunder. Licensee and such wholly-owned Subsidiaries further agree to take reasonable steps using at least the same degree of care that they use to protect their own software, technology and information of like sensitivity and importance to the Confidential Information, but no less than reasonable care, to ensure that such Confidential Information is not disclosed, distributed or used in violation of the provisions of this Agreement. For purposes of this
                  Section 10 (J), "CONFIDENTIAL INFORMATION" shall mean (1) the terms of this Agreement and (2) all business and technical information relating to Licensor's businesses, including without limitation all Object Code, Source Code and Documentation for the Subject Products and the Licensed Products, that is proprietary to Licensor or otherwise not available to the general public; provided, however, that such Confidential Information shall not include any information that (a) is or has become generally available to the public other than as a result of a disclosure by Licensee, said wholly-owned Subsidiaries or their respective Agents, (b) has been independently developed by Licensee or said wholly-owned Subsidiaries, or (c) is, or becomes available to Licensee or said wholly-owned Subsidiaries on a non-confidential basis from a third party having no obligation of confidentiality to a party hereto and which has not itself received such information directly or indirectly in breach of any such obligation of confidentiality.

         K. Equitable Relief. Licensee acknowledges that the Licensed Products and Documentation are of a unique and original character giving them peculiar value, the loss of which cannot be compensated in damages in an action at law. Licensee further agrees and acknowledges that, in addition to all other rights that Licensor may have, Licensor shall be entitled as a matter of right without further notice to Licensee, to obtain injunctive and/or other equitable relief as may be provided by law against any threatened, potential or actual breach by Licensee of any of the provisions hereof.

         L. Third Party Beneficiary. For so long as the Tune Stockholder Group meets the Tune Minimum Condition, TCI Music shall be a third party beneficiary of Licensor's obligations to the Partnership hereunder insofar as and only to the extent that it shall be entitled to enforce the Partnership's rights hereunder in a separate cause of action for the benefit of the Partnership. The Partnership shall indemnify and hold harmless TCI Music from and against any costs and expenses (including reasonable attorneys' fees) incurred by it in pursuing such a cause of action if such cause of action is resolved in favor of the Partnership and/or TCI Music. Except as set forth in the first sentence of this Section 10 (L), this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any Person other than such parties any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         M. Notices. Except as expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by facsimile copier of the sending party, as follows:

                           If to Licensor:

                                    MTV Networks
                                    1515 Broadway
                                    New York, New York 10036
                                    Telecopier No.: 212-258-8352
                                    Attention: General Counsel

                           If to the Licensee:

                                    MTVN Online Partner I LLC
                                    1515 Broadway
                                    New York, New York 10036
                                    Telecopier No.: 212-846-1735
                                    Attention: Chief Executive Officer

                  or to such other address or attention of such other Person as any party shall advise the other parties in writing. All notices and other communications given to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by fax (confirmation received) unless delivered on a day which is not a Business Day or after 5:00 p.m., local time, at the place of receipt, in which case such notice shall be deemed to have been given on the next succeeding Business Day or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

         N.       Jurisdiction; Venue.

                  (i) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York State court sitting in the County of New York or any federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating hereto.

                  (ii) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court sitting in the County of New York or any federal court sitting in the Southern District of New York, and any appellate court from any such court. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party hereby irrevocably waives the right to a jury trial in any suit, action or proceeding arising out of or related to this Agreement.

         O. Force Majeure. No failure or omission by a party hereto in the performance of any of its obligations under this Agreement shall be deemed a breach of this Agreement nor shall it create any liability, if the same shall arise from any cause or causes beyond the control of the party, including, but not limited to, the following, which, for the purpose of this Agreement, shall be regarded as beyond the control of the party in question: acts of God, acts or omissions of any government, any rules, regulations, or orders issued by any Governmental Entity, fire, storm, flood, earthquake, accident, war, rebellion, insurrection, riot, invasion, strikes and lockouts; provided, however, that the party so affected shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

         (P) Binding on Viacom. The parties acknowledge that MTVN and Infoworks are divisions of Viacom and that, consequently, Viacom is obligated to perform the obligations to be performed by MTVN and Infoworks hereunder. Insofar as this Agreement refers to MTVN or Infoworks in the context of an operating business, it shall refer only to the operating unit or units of Viacom that on a day-to-day basis operate the business of
                  MTV: Music Television or VH1 Music First in the case of MTVN, and technology services related to music-themed internet sites in the case of Infoworks.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate counterparts, each of which shall be deemed to constitute an original, effective as of the date first above written.


                           INFOWORKS, a division of Viacom International Inc.


                           By: /s/ Michael D. Fricklas
                               -------------------------------------------------
                               Name:    Michael D. Fricklas
                               Title:   Sr. Vice President and General Counsel


                           MTV NETWORKS, a division of Viacom International Inc.


                           By: /s/ David W. Sussman
                               -------------------------------------------------
                               Name:    David W. Sussman
                               Title:   Sr. Vice President, General Counsel and
                                        Assistant Secretary


                           MTVN ONLINE INC.


                           By: /s/ David W. Sussman
                               -------------------------------------------------
                               Name:  David W.Sussman
                               Title: Sr. Vice President, General Counsel and Assistant Secretary


                           MTVN ONLINE PARTNER I LLC


                           By: /s/ David W. Sussman
                               -------------------------------------------------
                               Name:        David W. Sussman
                               Manager:     Sr. Vice President, General Counsel
                                            and Assistant Secretary